UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 7, 2011
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

ITEM 9.01(d) Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following information is furnished pursuant to Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.” On April 7, 2011, The Buckle, Inc. (the “Company”) issued a press release announcing that effective February 1, 2012 Karen B. Rhoads, Vice President of Finance and Chief Financial Officer, will step down from her position with the Company.  Ms. Rhoads will continue in her current position through fiscal 2011 (year ending January 28, 2012), unless a new Chief Financial Officer is in place prior to that date; at which time, Ms. Rhoads will step down from her Vice President of Finance and Chief Financial Officer role but will remain with the Company to assist with the transition through the end of the fiscal year. Ms. Rhoads plans to continue to serve on the Company’s Board of Directors.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d).  Financial Statements and Exhibits

Exhibit 99.1                      Press Release Dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: April 7, 2011	By: /s/	KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1                      Press Release Dated April 7, 2011